EXHIBIT 10.3


                                  AMERICAN BANK
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN
                              FOR SENIOR EMPLOYEES


1.       ESTABLISHMENT OF THE PLAN

         American Bank (the "Bank") hereby establishes this Non-Qualified Deferred Compensation Plan for Senior Employees (the "Plan") upon the terms and conditions hereinafter stated. The Plan shall be effective January 1, 2003.

2.       PURPOSE OF THE PLAN

         The purpose of this Plan is to provide retirement benefits for selected senior employees of the Bank. The Plan is intended to be a "top-hat" plan. This Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

3.       PLAN YEAR

         The Plan year shall be the twelve (12) month period commencing on January 1st and ending on December 31st ("Plan Year").

4.       PARTICIPATION IN PLAN

         For the purpose of the Plan, a participant ("Participant") shall be any senior employee of the Bank who is designated by the Board of Directors of the Bank (the "Board") to participate in the Plan. Persons initially designated by the Board to participate in the Plan are identified on Schedule A attached hereto. Persons who become eligible following the adoption of the Plan shall be included on Schedule A upon designation by the Board.

5.       CONTRIBUTIONS TO PARTICIPANTS' ACCOUNTS

         The Bank may, but is not required to, make discretionary contributions ("Contributions") on behalf of Participants. If the Bank elects to make discretionary contributions in a Plan Year, it may make such contributions for all Participants or for less than all Participants, in its sole discretion.

         Participants are not permitted to contribute to the Plan.

6.       DEFERRED COMPENSATION ACCOUNTS

         a.       Establishment of Accounts

         The Bank shall record contributions made on behalf of each Participant in a deferred compensation account or as a bookkeeping entry (hereinafter the "Account") for such Participant. The Bank shall credit earnings to each Participant's Account on an annual basis. The rate of return credited to a

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    Participant's Account each year shall be equal to the one year treasury yield, as determined on the first day of each calendar year, unless, in the Board of Directors' sole discretion, a higher rate of earnings shall be credited.

         b.       Vesting of Accounts

         The Participant shall become fully vested in his Account after ten (10) years of participation in the Plan. No percentage of the Participant's Account will be vested prior to the last day of the first year of participation. Ten percent (10%) of the Participant's Account will be vested each year beginning the first day of the second year following the initial contribution and annually thereafter until 100% vested. If prior to the first day of the second year of participation, the Participant terminates employment with the Bank for any reason other than death, Disability, retirement (at or after attainment of age 65) or due to a Change in Control, his Account will be forfeited. A Participant's Account shall become fully vested upon a Participant's death, Disability, retirement (as described above) or a Change in Control. For these purposes, "Change in Control" and "Disability" shall be defined in the same manner as under the Bank's tax-qualified employee stock ownership plan. In addition, if a Participant is terminated by the Bank at anytime for Cause or violates the provisions of Paragraphs 8, or 9 of this Plan, his Account will be forfeited.

         c.       Funding

         The Bank reserves the absolute right at its sole and exclusive discretion to insure or otherwise set aside assets to provide for the obligations of the Bank undertaken by this Plan or to refrain from same, and to determine the extent, nature and method thereof, including the establishment of one or more trusts, as contemplated by Section 9 hereof. Should the Bank elect to insure this Plan, in whole or in part, through the medium of insurance or annuities, or both, the Bank shall be the owner and beneficiary of the policy. At no time shall the Participants be deemed to have any right, title or interest in or to any specified asset or assets of the Bank, or any trust or escrow arrangement, including, but not by way of restriction, any insurance or annuity or contracts or the proceeds therefrom. Any such policy, contract, or asset shall not in any way be considered to be security for the performance of the obligations of this Plan.

         To the extent the Participant acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Bank.

7.       DISTRIBUTIONS

         a. Time of Distribution.

         Upon the later of the Participant's (i) attainment of age 65, or (ii) termination of services due to retirement, or at such other date as approved by the Board, the Bank will distribute in five installments or, in the sole discretion of the Board, in a lump sum distribution, the amount credited to such Participant's Account, taking into account earnings and losses thereon, to the Participant (or his beneficiary or beneficiaries, as applicable)


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    beginning or within sixty (60) days following the last day of the month of such termination, or within a reasonable period of time thereafter as the Bank and Participant shall determine. In the event of the Participant's death or Disability, the Bank will commence distributions of the Participant's Account within sixty (60) days following notice of his/her death or within sixty (60) days after a determination of disability.

         b. Form of Distribution.

         The Participant (or his beneficiary of beneficiaries, as applicable) shall receive the benefit payable in accordance with this Section 7 in the form of five installments or, in the sole discretion of the Board, in a lump sum payment. A Participant may request a lump sum distribution from the Board, however, the determination as to whether to grant such request rests solely with the Board. Any grant of a request for a lump sum distribution shall be conditioned on the Participant entering into a two (2) year Non-Compete Agreement containing provisions substantially similar to those set forth in Sections 8 and 9 below.

8.       NON-DISCLOSURE/TRADE SECRETS.

          For so long as the Participant shall participate in this Plan as an Employee of the Bank or following employment, while receiving benefits hereunder, the Participant shall not, without the written consent of the Board of Directors of the Bank or a person authorized thereby, disclose to any person, other than an employee of the Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Participant of his duties as an executive of the Bank, any confidential information obtained by him while in the employ of the Bank with respect to any of the Bank's services, products, improvements, formulas, designs or styles, processes, customers, methods of distribution or any business practices the disclosure of which could be or will be materially damaging to the Bank provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Participant) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Bank.

9.       NON-SOLICITATION.

         For so long as the Participant is receiving benefits hereunder, the Participant shall not either voluntarily or involuntarily, or directly or indirectly in any capacity whatsoever, (a) obtain, solicit, divert, appeal to, attempt to obtain, attempt to solicit, attempt to divert, or attempt to appeal to any customers, clients or referral services of the Bank to divert their business from the Bank; (b) solicit any person who was employed by the Bank to leave the employ of the Bank. For purposes of this covenant, "customers, clients, and referral sources" shall include all persons who are or were customers, clients or referral sources of the Bank at any time during the employment of Participant by the Bank. Any breach of this Section by the Participant shall be cause for immediate suspension of benefit payments hereunder and any unpaid benefits shall be forfeited.



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10.      BENEFICIARY DESIGNATION

         The Participant shall designate a beneficiary or beneficiaries to receive benefits hereunder in the event of the Participant's death before distribution of a Participant's vested benefit in accordance with Section 7. The Participant shall make such election on a beneficiary designation form provided by the Plan Administrator and attached hereto as Exhibit "A". Such form must be filed with the Plan Administrator. The Participant may revoke or change such beneficiary election at any time prior to the commencement of benefits, provided that such change is duly filed with the Plan Administrator. In the event the Participant fails to designate a beneficiary or beneficiaries, all proceeds will be made payable to his/her surviving spouse, or if none, his/her estate.

11.      ADMINISTRATION; CREATION OF RABBI TRUST

         a.       Plan Administrator.

                  This Plan shall be administered by the Board of Directors of the Bank who shall be deemed the "Plan Administrator" and the "named fiduciary" within the meaning of Section ss.402 of ERISA. The Board may appoint an individual or a committee of persons to act as the Plan Administrator. The Plan Administrator shall have authority to make, interpret and enforce all appropriate rules and regulations for the administration of the Plan and shall decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan; provided, however, that if the Plan Administrator is a Participant in the Plan, the Board shall interpret and enforce the rules relating to the Plan as such rules would apply to the Plan Administrator as a Participant, and the Board shall decide or resolve any and all questions of interpretation as such questions would relate to the Plan Administrator as a Participant.

         b.       Rabbi Trust.

                  This Plan is intended to be and shall be administered as an unfunded, unsecured plan that is not qualified under Section 401 of the Internal Revenue Code. The benefits provided hereunder shall be paid from the general assets of the Bank. Notwithstanding the foregoing, the Bank may establish a rabbi trust into which the Bank may contribute assets that shall be held therein, pursuant to the agreement which establishes such rabbi trust. The contributed assets shall be subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Participant and/or his beneficiary(ies) in such manner and at such times as specified in this Plan. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement that has been established in conjunction with this Plan. Any contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust.



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12.      PARTICIPANT'S RIGHTS UNSECURED

         The right of any Participant (or his beneficiary or beneficiaries, as applicable) to receive any benefits hereunder shall be an unsecured claim against the general assets of the Bank. The Participant, the beneficiary, or any other person claiming through the Participant, shall only have the right to receive from the Bank those payments so specified under this Plan. The Participant agrees that the Participant, or his beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Plan. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Plan, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Participant or his beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

13.      NON-TRANSFERABILITY

         The right of a Participant or any other person to the payment of benefits hereunder shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution. In the event the Participant or his beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

14.      COMMUNICATIONS

         Any notice or communication required by the Bank with respect to this Plan shall be made in writing and may either be delivered personally or sent by First Class mail, as the case may be:

                  To the Bank:

                         Mark W. Jaindl
                         President and CEO
                         American Bank
                         4029 West Tilghman Street
                         Allentown, Pennsylvania 18104

         Each party shall have the right by written notice to change the place to which any notice may be addressed.

15.      NOTIFICATION OF BENEFIT

         Within thirty (30) days of (i) the Participant's attainment of the later of age 65 or retirement, (ii) any other date approved by the Bank for the distribution of the Participant's Account, or (iii) the Participant's death or total disability, the Bank shall deliver to the Participant a notice (the "Benefits Notice") stating the amount of benefits to which the Participant is entitled under the terms of this Plan as a result of such event, or, if the


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Participant is not entitled to benefits under this Plan as a result of such event, the reason why he is not so entitled.

16.      CLAIMS PROCEDURE AND ARBITRATION

         a. The Participant (or his beneficiary, in the case of the Participant's death), may make a claim for benefits in writing to the Bank within one (1) year of

            (i) The Bank's failure to deliver a Benefits Notice to the Participant or his beneficiary in accordance with Section 15,

            (ii) The delivery of a Benefits Notice to the Participant or the beneficiary in accordance with Section 15 if the Participant or beneficiary believes such Benefits Notice does not properly state such person's entitlement to benefits under this Plan, or

            (iii) The failure of the Bank to make any payment in accordance with the terms of a Benefits Notice.

         Such claim shall be reviewed by the Bank. If the claim is approved or denied, in whole or in part, the Bank shall provide a written notice of approval or denial within sixty (60) days of the Bank's receipt of the notice of the claim. In the case of denial, the notice shall set forth the reason for the denial, specific reference to the provisions of the Plan upon which the denial is based, and any additional material or information necessary to perfect the claim and an explanation of why such material or information is to be taken if a review of the denial is desired. If the claim is not approved or denied with such sixty (60) days, the claim will be deemed denied.

         b. If a claim is denied and a review is desired, the Participant (or his beneficiary, in the case of the Participant's death), shall notify the Bank of his request for a review in writing within sixty (60) days of the date the claim is denied. The Participant, his beneficiary, or his duly authorized representative may review this Plan and any documents relating to it and submit any written issues and comments he may feel appropriate within thirty (30) days of his notice of request for review. In its sole discretion, the Bank shall then review the claim, and any written issues and comments submitted by or on behalf of the Participant, and provide a written decision within sixty (60) days of the later of the Bank's receipt of the notice or request for review or the submission of such written issues and comments. This decision likewise shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan on which the decision is based.

         c. If a claimant continues to dispute the benefit denial, then the claimant may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.



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

17.      TAX WITHHOLDING

         The Bank may withhold from any benefit payable under this Plan all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

18.      JURISDICTION

         The terms and conditions of this Plan are subject to the laws of the Commonwealth of Pennsylvania.

19.      GENDER

         Any reference in this Plan to the masculine shall be deemed to include the feminine.

20.      AMENDMENTS

         This Plan may not be amended, modified or suspended except by a Board's resolution in writing executed by the duly authorized officers of the Bank; provided that no amendment that adversely affects the Participant's rights to amounts credited to his Account under the Plan shall take effect unless the Participant consents thereto in writing.

21.      TERMINATION

         The Bank has established the Plan with the bona fide intention and expectation that it will be continued indefinitely, but the Bank shall have no obligation whatsoever to maintain the Plan for any given length of time and may discontinue or terminate the Plan at any time. If the Plan is discontinued, the Participants shall receive their benefits as set forth herein, provided, however, that nonvested benefits shall continue to vest in the Participant so long as the Participant remains in the employ of the Bank but no further contributions shall be made hereunder.

22.      MISCELLANEOUS

         This Plan shall be binding upon and inure to the benefit of the Bank, its successors and assigns and the Participants, and their heirs, executors, administrators and legal representatives.







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

         IN WITNESS WHEREOF, the Bank has caused this Plan to be signed and sealed by its duly authorized officers as of the date first above written.


ATTEST:                                              AMERICAN BANK



/s/ Sandra Berg                             By: /s/ Mark W. Jaindl
-----------------------------                   --------------------------------
                                                Mark W. Jaindl, President
                                                 and Chief Executive Officer







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                                                                      SCHEDULE A

                                  AMERICAN BANK
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN
                              FOR SENIOR EMPLOYEES


PARTICIPANTS IN THE PLAN:



Mark W. Jaindl, President and Chief Executive Officer
Sandra Berg, Senior Operations Officer
Chris Persichetti, Senior Loan Officer
Harry Birkhimer, Chief Financial Officer
Bob Turner, Director of Technology
Rob Dunton, Commercial Lender
Steve Kopenhaver, Commercial Lender
Mike Bocich, Commercial Lender
Brian Stine, Residential Lender










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


                                                                       EXHIBIT A

                                  AMERICAN BANK
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN
                              FOR SENIOR EMPLOYEES


                             BENEFICIARY DESIGNATION



         As a Participant under the American Bank Non-qualified Deferred Compensation Plan for Senior Employees (the "Plan") I hereby designate the following beneficiaries to receive any payments under such Plan in the event of my death. (If no beneficiary designation is made, then the undistributed balance due to me under the Plan shall be paid to my estate in a lump sum.)


         _________________________               _____________________________
         Name                                    Name

         _________________________               _____________________________
         Address                                 Address

         _________________________               _____________________________
         City, State, Zip                        City, State, Zip

         Note: Unless indicated otherwise, payment to two or more persons shall be made in equal shares.

         This beneficiary designation shall apply to all amounts deferred under the Plan and revokes any and all prior designations made by me. I understand that I am permitted at any time and from time to time to modify or revoke the beneficiary designation herein made by executing and delivering a new beneficiary designation form to American Bank.

         _______________________________
         Name of Participant (Print or Type)


         _______________________________                 _______________________
         Signature of Participant                        Date


         Received by American Bank

         This ___ day of ___________, _____

         By: ___________________________




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                                  AMERICAN BANK
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN
                              FOR SENIOR EMPLOYEES

                             -----------------------

                              AMENDMENT NUMBER ONE
                             -----------------------

         The American Bank Non-qualified Deferred Compensation Plan for Senior Employees (the "Plan") is hereby amended effective April 1, 2004, in accordance with the following:

         1. Section 6(b) of the Plan shall be amended by adding the following sentence at the end thereof to provide as follows:

                           In the event a Participant's Account is forfeited, the amounts credited to such Account shall be reallocated to the Accounts of the remaining Participants who are eligible for an allocation of Contribution for the Plan Year, in proportion to the Account balances.


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                                  AMERICAN BANK
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN
                              FOR SENIOR EMPLOYEES

                            ------------------------

                              Amendment Number Two

                            ------------------------

         The American Bank Non-Qualified Deferred Compensation Plan for Senior Employees (the "Plan") is hereby amended effective July 20, 2004, in accordance with the following:

         1. Section 5 of the Plan is replaced, in its entirety, with the following:

            "5.    CONTRIBUTIONS TO PARTICIPANTS' ACCOUNTS

                   The Bank may, but is not required, to make discretionary
            contributions ("Contributions") on behalf of Participants. If the Bank elects to make Contributions in a Plan Year, it may make such Contributions for all Participants, or for less than all Participants, in its sole discretion.

                   Participants are not permitted to contribute to the Plan,
            provided, however, that Participants may direct the Bank to invest Contributions made to the Plan on their behalf either in cash, or in shares of employer stock in increments of 25%, 50%, 75% or 100% of such Contributions. A Participant's election as to the investment of any Contributions shall be irrevocable, but may be changed by Participants as to future Contributions."

         2. Section 6(a) of the Plan is replaced, in its entirety, with the following:

            "a.    Establishment of Accounts

                   The Bank shall record contributions made on behalf of each
            Participant in a deferred compensation account or as a bookkeeping entry (hereinafter the "Account") for such Participant. A Participant's Account may be sub-divided into a Cash Account and a Stock Account, if applicable. Contributions made in the form of cash shall be credited to Participants' Cash Accounts, and Contributions THAT ARE CONVERTED TO SHARES OF EMPLOYER STOCK shall be credited to Participants' Stock Accounts, respectively. The Bank shall credit earnings to each Participant's Account on an annual basis. The rate of return credited to a Participant's Cash Account each year shall be equal to the one year treasury yield, as determined on the first day of each calendar year, unless, in the Board of Directors' sole discretion, a higher rate of earnings shall be credited. Any dividends paid on shares of employer stock held in Participants' Stock Accounts shall be immediately reinvested in additional shares of employer stock and credited to Participants' Stock Accounts as soon as administratively practicable thereafter. A Participant's Account balance shall be equal to the sum of (i) cash Contributions, interest earnings, and allocated cash forfeitures credited to such Participant's Cash Account, if applicable, plus (ii) the value of shares of employer stock credited to such Participant's Stock Account, and allocated forfeitures of employer stock, if applicable."

         3. The last sentence of Section 6(b) of the Plan is replaced, in its entirety, with the following:

            "In the event a Participant's Account is forfeited, the amounts credited to such Participant's Cash Account and Stock Account shall be reallocated proportionately among the Cash Accounts and Stock Accounts, respectively, of the remaining Participants who are eligible for an allocation of Contributions for the Plan Year of such forfeiture."

         4. Section 7(b) of the Plan is replaced, in its entirety, with the following:

            "(b)   Form of Distribution.

                   Distributions from a Participant's Cash Account shall be paid to the Participant (or his beneficiary or beneficiaries, as applicable) in cash, and distributions from a Participant's Stock Account shall be paid to the Participant (or his beneficiary or beneficiaries, as applicable) in the form of shares of employer stock. Distributions shall be paid in the form of five approximately equal installments of cash and shares of employer stock, as applicable, or in the sole discretion of the Board of Directors, in a lump sum payment. A Participant may request a lump sum distribution from the Board; however, the determination as to whether to grant such request rests solely with the Board. It shall be a condition precedent to granting a lump sum distribution to a Participant that such Participant enter into a two year Non-Compete Agreement containing provisions substantially similar to those set forth in Sections 8 and 9 below."

         5. The following sentences are added at the end of Section 11(b), as follows:

            "In the event that a rabbi trust has been established by the Bank and has been funded with shares of employer stock, each Participant who has directed the investment of all or portion of his or her Account under the Plan in employer stock in accordance with Section 5 herein may exercise the voting rights or other election rights appurtenant to such shares of employer stock, if any, by giving voting instructions to the trustee of the rabbi trust established to hold such employer stock or such other person as designated in a written resolution by the Board of Directors of the Bank."